As filed with the Securities and Exchange Commission on February 19, 2002

                                                    Registration No. 333-_______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            W.P. STEWART & CO., LTD.
             (Exact name of registrant as specified in its charter)


                     Bermuda                                           98-0201080
 (State or other jurisdiction of incorporation)           (I.R.S. Employer Identification No.)

Trinity Hall, 43 Cedar Avenue, Hamilton HM LX, Bermuda                Not Applicable
       (Address of principal executive offices)                          (Zip Code)
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          W.P. STEWART & CO., LTD. 2001 EMPLOYEE EQUITY INCENTIVE PLAN
                            (Full title of the plan)


                               Lisa D. Levey, Esq.
                          c/o W.P. Stewart & Co., Inc.
                               527 Madison Avenue
                          New York, New York 10022-4212
                                 (212) 750-8585

(Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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
===========================================================================================================================
                                                          Proposed maximum       Proposed maximum
       Title of securities            Amount to be       offering price per     aggregate offering          Amount of
        to be registered               registered            share (1)               price (1)          registration fee
===========================================================================================================================
Common Shares, $.001 par value     1,000,000 shares(2)         $26.17               $26,170,000              $2,408
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on February 11, 2002.

(2) Consists of 1,000,000 shares of Common Shares issuable upon exercise of options or the purchase of restricted shares granted or to be granted under the 2001 Employee Equity Incentive Plan.

                                    PART I.
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The Registrant hereby incorporates by reference the contents of its Registration Statement on Form S-8, File No. 333-71444, filed under the Securities Act of 1933 on October 11, 2001.



Item 8.  Exhibits.
         ---------

         4.1    Amendment No. 1 to 2001 Employee Equity Incentive Plan

         5.1    Opinion of Appleby Spurling & Kempe

         23.1   Consent of PricewaterhouseCoopers

         23.2 Consent of Appleby Spurling & Kempe (contained in Exhibit 5.1 to this registration statement)

         24     Power of Attorney (included in the signature page hereof)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda, on February 15, 2002.

                                      W.P. STEWART & CO., LTD.


                                      By  /s/ William P. Stewart
                                         ---------------------------------------
                                          William P. Stewart
                                          Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William P. Stewart, John C. Russell and Lisa D. Levey, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                Title                            Date
---------                                                -----                            ----
/s/ William P. Stewart                      Chairman, Chief Executive Officer       February 15, 2002
------------------------------------        and Director
William P. Stewart                          (principal executive officer)


------------------------------------        Director                                February 15, 2002
Richard C. Breeden


------------------------------------        Director                                February 15, 2002
Edgar H. Brunner

/s/ Beat Notz
------------------------------------        Director                                February 15, 2002
Beat Notz

/s/ John C. Russell
------------------------------------        Deputy Chairman, Managing Director      February 15, 2002
John C. Russell                             and Director

/s/ Henry B. Smith
------------------------------------        Director                                February 15, 2002
Henry B. Smith

/s/ Heinrich Spangler
------------------------------------        Director                                February 15, 2002
Heinrich Spangler

/s/ Rocco Macri                             Deputy Director, Chief Financial        February 15, 2002
------------------------------------        Officer (principal financial officer)
Rocco Macri

/s/ Susan Leber                             Director of Financial Operations        February 15, 2002
------------------------------------        (principal accounting officer)
Susan Leber

/s/ Lisa D. Levey                           Authorized Representative               February 15, 2002
------------------------------------        in the United States
W.P. Stewart & Co., Inc.
By:  Lisa D. Levey, Esq.
Vice President and General Counsel


                                  EXHIBIT INDEX

     4.1  Amendment No. 1 to 2001 Employee Equity Incentive Plan

     5.1  Opinion of Appleby Spurling & Kempe

     23.1 Consent of PricewaterhouseCoopers

     23.2 Consent of Appleby Spurling & Kempe (contained in Exhibit 5.1 to this registration statement)

     24.1 Power of Attorney (included in the signature page hereof)